As filed with the Securities and Exchange Commission on December 11, 1998

                                                     Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   ----------
                                    Form S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               -------------------

                       DIGITAL COURIER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
                         Commission file number: 0-20771

            Delaware                                      87-0461856
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                           136 Heber Avenue, Suite 204
                              Park City, Utah 84060
                                 (435) 655-3617
               Address, including zip code, and telephone number,
        Including area code of registrant's principal executive offices)

                                MITCHELL EDWARDS
                            Executive Vice President
                       DIGITAL COURIER TECHNOLOGIES, INC.
                                  P.O. Box 8000
                           136 Heber Avenue, Suite 204
                              Park City, Utah 84060
                                 (435) 655-3617
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   copies to:
                                WILLIAM C. GIBBS
                                 SNELL & WILMER
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111
                                 (801) 237-1900
                              --------------------
         Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
  Title of each                                Proposed              Proposed
     class of              Amount               Maximum               maximum              Amount of
 securities to be           to be           offering price           aggregate            Registration
  registered (1)        registered(2)         per unit(3)        offering price(3)            Fee
   ------------         -------------        -------------         -------------          ------------
  Common Stock            3,412,890              $6.66              $22,729,847              $6,319

=======================================================================================================


(1) This registration statement ("Registration Statement") covers the resale by certain selling security holders ("Selling Stockholders") of up to an aggregate of 3,412,890 shares of Common Stock, $.0001 par value, of Digital Courier Technologies, Inc. (the "Company"), 1,775,948 shares of which were previously acquired by such Selling Stockholders, and 1,636,942 shares of which may be acquired by such Selling Stockholders upon the exercise of presently outstanding warrants.

(2) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's Common Stock on December 4, 1998, as reported by Nasdaq National Market.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

136 Heber Avenue, Suite 204
P.O. Box 8000
Park City, Utah  84060
Telephone (435) 655-3617



                       DIGITAL COURIER TECHNOLOGIES, INC.

                        3,412,890 SHARES OF COMMON STOCK



         With this prospectus, the selling stockholders identified in this prospectus or in the accompanying prospectus supplement are offering 3,412,890 shares of our common stock.

         The selling stockholders may sell the shares through public or private transactions, on or off the Nasdaq National Market, at prevailing market prices or at privately negotiated prices. The selling stockholders will receive all of the net proceeds from the sale of the shares offered with this prospectus. The selling stockholders will pay all commissions in connection with the sale of those shares. Other than the exercise price the selling stockholders will pay to exercise their warrants, we will not receive any proceeds from the sale of the Shares offered in this prospectus. For more information, see "Plan of Distribution" beginning on page 13 of this prospectus.


                  Before purchasing any of the shares, you should consider very carefully the information presented under the caption "Risk Factors" beginning on page 3 of this prospectus.

         The Company's common stock is traded on the Nasdaq National Market under the symbol "DCTI."


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The Date of this Prospectus is December 11, 1998

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission ("SEC") to register 3,412,890 shares of our common stock, par value $.0001 (the "Shares"). This prospectus does not include all of the information contained in the registration statement and the exhibits to the registration statement. For further information about the Company and the Shares, you should read the registration statement and the exhibits to the registration statement. Statements contained in this prospectus concerning documents we have filed with the SEC as exhibits to the registration statement or otherwise are not necessarily complete and, in each instance, you should refer to the actual filed document.

         We have not authorized anyone to provide you any information different from that contained in this prospectus. The selling stockholders may offer to sell the Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares.

         In this prospectus, the "Company," "DCTI," "we," "us," and "our" refer to Digital Courier Technologies, Inc.


                       WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms at 450 Fifth Street, Mail Stop 1-2, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's website at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"):

(1) Annual Report on Form 10-K for the fiscal year ended June 30, 1998, as amended through the date hereof;

(2) Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, as amended through the date hereof;

(3) Proxy Statement for the Special Meeting of Shareholders held September 16, 1998;

(4) Proxy Statement for the Annual Meeting of Shareholders to be held December 15, 1998;

(5)      Current Report on Form 8-K filed October 1, 1998;

(6)      Current Report on Form 8-K filed December 11, 1998, and

(7)      Description   of  the  Company's   capital   stock   contained  in  its
         registration statement on Form 8-A, including all amendments or reports filed for the purpose of updating such description.

         You may request a copy of these filings, at no cost, by writing or telephoning DCTI at P.O. Box 8000, 136 Heber Avenue, Park City, Utah 84060, telephone (435) 655-3617, attention: Investor Relations.

                                   THE COMPANY

         DCTI develops and markets proprietary electronic commerce software and technologies and online information services for a variety of computer platforms and hand-held computing devices connected to the Internet. The core technology is organized into three product groups which include (1) a suite of electronic commerce tools for building Internet storefronts designed for retailing a wide variety of consumer and business products, (2) a distributed content publishing software suite that allows businesses to creatively deliver information services across the Internet as well as wireless networks, and (3) a transaction software suite that incorporates a complete Internet payment processing system to streamline credit card transactions over the Internet. We use our software suites to host and deliver information services and e-commerce tools to major businesses, Internet portals, and financial institutions on the Internet. We also license the software. Our sophisticated software and technology is currently used by major portals such as Excite, Netscape and America Online, as well as by our own prominent group of websites including www.weatherlabs.com and www.videosnow.com.

         Our four operating divisions include netClearing(TM), WeatherLabs(TM), Videos Now(TM), and Books Now(TM). The netClearing division uses both the e-commerce tools and the transaction software suite to provide a complete electronic commerce package for conducting business and facilitating credit card payment processing over the Internet. The WeatherLabs division supplies proprietary real-time weather information to online businesses throughout the world, and hosts its own website for consumers and business customers. Videos Now and Books Now utilize DCTI's software suites to operate e-commerce websites that sell media products to consumers and online businesses.

         Our content and e-commerce software is designed to be co-branded or private labeled by our customers. This approach enables our customers and partners to brand their own sites and products and build additional value into their online presence by using our technology. We believe that significant revenue opportunities exist for all our divisions in the rapidly expanding e-commerce sector of the Internet industry.

         We believe that our combined strengths in information technology, software development and e-commerce for the Internet equate to a powerful business model that can yield significant per-transaction based revenue streams at a comparatively low cost to the Company. We believe that this model for growth is sustainable in the rapidly expanding market for Internet commerce.


                                  RISK FACTORS

         Before purchasing the Shares, you should carefully consider the risk factors described below. If any of the following risks actually occurs, it could materially adversely affect our business, financial condition, and results of operations. The risks and uncertainties described below are not the only ones we are facing. We may have other risks and uncertainties of which we are not yet aware or which we currently believe are immaterial that may also impair our business operations. As a prospective investor, you should consult independent advisors as to the technical, tax, business and legal considerations regarding an investment in the Shares.


Additional Funding Requirements

       Although we have recently completed a private placement of equity securities, the full amount committed will only become available to the Company upon the occurrence of certain conditions over which the Company may have little or no control, such as the price of the Company's common stock. If we do not receive the full amount committed, we project that we may not have sufficient cash flows from operating activities during the next twelve months to provide the necessary capital to fully implement our marketing strategy or to sustain operations at current levels. We are continuing to attempt to obtain additional debt or equity funding. If adequate funding is not available, we may be required to revise our plans and reduce future expenditures. We have incurred substantial losses from continuing operations, and our operating activities have used a significant amount of cash during the past three years. We also have a working capital deficit and we are scheduled to make substantial creditor payments. We require additional funding before our continuing operations will achieve and sustain profitability, if at all.

Limited Operating History; Anticipated Losses

         Due to our limited operating history and the uncertain nature of the Internet industry, we are unable to predict future results of operations. We only began generating Internet-based revenues in January 1998. Our prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving market for Internet products and services, including e-commerce and web-based advertising. These risks include, without limitation, (1) web consumers' and/or advertisers' rejection of our services, (2) our inability to maintain and increase the levels of traffic and purchasers on our websites, (3) competitors' development of equal or superior services or products, (4) the market's failure to adopt the web as an advertising medium, (5) our internal sales force's failure to successfully sell web-based products and services, (6) consumers' failures to purchase goods from our websites, (7) our inability to effectively integrate the technology and operations of any acquired businesses or technologies with our operations, and
(8) our inability to identify, attract, retain and motivate qualified personnel. We may not be successful in addressing these risks. As of September 30, 1998, we had an accumulated deficit of $23,022,353. We incurred a loss of $9,340,816 for the year ended June 30, 1997 and a loss of $1,790,934 for the year ended June 30, 1998. We also incurred a loss of $8,342,280 for the quarter ended September 30, 1998. We will likely incur significant losses on a quarterly and annual basis in the future until advertising, licensing and sales revenue on our websites significantly increases.

Fluctuations in Quarterly Operating Results

         Because of our limited operating history and lack of historical financial data for a significant number of periods, we are unable to accurately predict operating results. We believe that period to period comparisons of our operating results are not meaningful and that you should not rely on the results for any period as an indication of our future performance. Although we expect sales, licensing and advertising revenue on our websites to eventually increase, there can be no assurance in this regard. Moreover, the market for e-commerce and the sale of advertisements on the web is an emerging market that is difficult to forecast accurately. Our quarterly revenues and operating results depend substantially upon the sales, licensing and advertising revenues we receive within the quarter. Our expense levels are based in part on our expectations concerning future revenue and to a large extent are fixed. We also have high fixed costs and expenses relating to the development of our websites. Accordingly, customer deferral of purchases or cancellation of even a small number of advertising contracts could have a material adverse effect on our business, results of operations and financial condition. In the event of a revenue shortfall, we may be unable to adjust spending in a timely manner.

         Our operating results may fluctuate significantly in the future as a result of a variety of factors. These factors include (1) the usage level of the Internet, (2) the demand for Internet advertising, (3) the purchase of products from our websites, (4) the user traffic levels on our websites, (5) the advertising budget cycles of individual advertisers, (6) the amount and timing of our capital expenditures and other costs relating to our expansion of operations, (7) the introduction of new products or services, (8) the potential pricing changes for web-based advertising, (9) the technical difficulties we may experience with our websites or other media properties, and (10) the incurrence of costs relating to acquisitions, general economic conditions and economic conditions specific to the Internet and online media. Many of these factors are outside our control. Additionally, to compete, we may from time to time make certain pricing, service or marketing decisions or business combinations that could cause our operating results to significantly fluctuate. We also expect to experience seasonality in our business because user traffic on our websites is typically lower during the summer and year-end vacation and holiday periods. We expect additional seasonal fluctuations because advertisers historically spend less during our first and third fiscal quarters.

         Due to all of the foregoing factors, in future quarters our operating results may fall below securities analysts' and investors' expectations. In such event, the trading price of our common stock would likely be materially and adversely affected.

Integration of Digital Courier International, Inc.

         Uncertainty Relating to Integration. We acquired Digital Courier International, Inc. ("DCI") in September 1998. We are now attempting to integrate DCI into our operations and we believe there are risks involved in combining any two companies. We are putting forth a significant effort to successfully combine the two companies. Our efforts include coordinating development of new products, commercializing in-process development, integrating product offerings, and coordinating sales and marketing efforts and business development efforts. We also have different systems and procedures from DCI in many operational areas and these systems and procedures must be rationalized and integrated. To be profitable, we will need to integrate and streamline overlapping functions successfully. We will likely incur the costs generally associated with this type of integration including the costs to integrate product lines, cross-train the sales force and position products in the market. While we have not specifically identified the integration costs, any such costs may have an adverse effect on our operating results in the periods in which they are incurred. Our integration of the two companies will require management resources that may distract attention from normal operations. Employee uncertainty and lack of focus may also disrupt our business during such integration. Our failure to quickly and effectively accomplish the integration of the operations of the two companies could harm us. Moreover, uncertainty in the marketplace or customer concern regarding the impact of our acquisition of DCI could also have a material adverse effect on our consolidated business, financial condition and results of operations.

         Retention of Employees. Our success depends in part on our ability to retain and integrate management, technical, marketing, sales and customer support personnel. There can be no assurance that we will be able to retain such personnel or that we will be able to attract, hire and retain replacements for employees that leave. Our failure to attract, hire, retain and integrate such skilled employees could have a material adverse effect on our business, operating results and financial condition.

         Potential Dilutive Effect to Stockholders. Our issuance of common stock in connection with our acquisition of DCI could reduce the market price of our common stock unless we can achieve revenue growth or cost savings and other business synergies sufficient to offset the effect of such issuance. Although we believe that we will experience beneficial synergies from our acquisition of DCI, we are not certain that the combined results of operations and financial condition will be superior to what would have been achieved by each company independently.

Dependence on Continued Growth in Use of the Internet

         Our future success is substantially dependent upon continued growth in the use of the Internet to support our sale of products and advertising on our websites. Rapid growth in the use of and interest in the Internet is a recent phenomenon. The Internet may not prove to be a viable commercial marketplace for a number of reasons, including (1) potentially inadequate development of the necessary infrastructure, such as a reliable network backbone, or (2) untimely development and commercialization of performance improvements, including high speed modems. Additionally, to the extent that the number of users and the level of use of the Internet continues to grow, there can be no assurance that the Internet infrastructure will continue to be able to support the demands placed upon it. This continued growth may adversely affect the performance and reliability of the Internet. Furthermore, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect Internet usage. If use of the Internet does not continue to grow, or if the Internet infrastructure does not effectively support growth that may occur, our business, operating results and financial condition would be materially and adversely affected.

Developing Market; Unproven Acceptance of the Company's Products

         The markets for our products and media properties have only recently begun to develop and may prove unprofitable. These markets are rapidly evolving and are characterized by an increasing number of market entrants who have introduced or developed information navigation products and services for use on the Internet. As is typical in the case of a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for virtual commerce and advertising on the Internet is new and evolving, we are unable to predict the future growth rate and size of this market. We cannot be certain that the market for virtual commerce and advertising on the Internet will develop or that demand content and promotional advertising will emerge or become sustainable. Our ability to successfully sell advertising on our co-branded websites depends substantially on consumer use of our websites. If consumers fail to use our websites or such usage fails to continue to grow, we may be unable to sell advertising. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, or if our websites do not achieve or sustain market acceptance, our business, operating results and financial condition will be materially and adversely affected.

Risks Associated with Brand Development

         If consumers do not perceive our existing or future products and services to be of high quality and therefore do not use our brands, sales will be adversely affected and advertisers will not be attracted to our audiences. Although our software and services are engineered to be "private labelled" by web portals and merchants on the Internet, we believe that establishing and maintaining our "netClearing(TM)," "Books Now(TM)," "WeatherLabs(TM)" and "Videos Now(TM)" brands is a critical aspect of our efforts to attract and expand our Internet audience. We also believe that the importance of brand recognition will increase due to the growing number of Internet sites and the relatively low barriers to entry. We will be successful in promoting and enhancing these brands if we are able to provide high quality products and services. However, in response to competitive pressures, we may be forced to substantially increase our financial commitment to creating and maintaining a distinct brand loyalty among our consumers. If we are unable to provide high quality products and services or if we fail to promote and maintain our brands, or if we incur excessive expenses in maintaining brand loyalty, our business, operating results and financial condition will be materially and adversely affected.

Reliance on Advertising Revenues and Uncertain Adoption of the Internet as an Advertising Medium

         Our ability to generate significant advertising revenues will depend upon, among other things, advertisers' acceptance of the Internet as an effective and sustainable advertising medium. We currently derive a portion of our revenues from selling advertisements on our websites. We expect such revenues to continue for the foreseeable future. Most Internet advertising customers, however, have only limited experience with the Internet as an advertising medium. Additionally, most of these customers have not devoted a significant portion of their advertising expenditures to web-based advertising and may not find such advertising to be effective for promoting their products and services relative to traditional print and broadcast media. Any inability by us to sell advertising on our websites, particularly the WeatherLabs co-branded websites, will adversely affect our revenues and profitability.

         We face many other challenges in selling web-based advertising. For example, there are no widely accepted standards for measuring the effectiveness of web-based advertising, and there can be no assurance that such standards will develop to support web-based advertising as a significant advertising medium. In addition, certain advertising filter software programs are available that limit or remove advertising from an Internet user's desktop. Such software, if generally adopted by users, may have a materially adverse effect upon the viability of Internet advertising.

         We have an additional risk in relying on Internet advertising revenues because there is intense competition in the sale of Internet advertising, including competition from other Internet navigational tools as well as other high-traffic sites. This competition provides a wide range of rates for a variety of advertising services, which makes it difficult to project future levels of industry or company Internet advertising revenues. Competition among current and future suppliers of Internet navigational services or websites, as well as competition with other traditional media for advertising placements, could result in significant price competition and reductions in advertising revenues. Our advertising customers may not accept the internal and third-party measurements of impressions received by advertisements on our websites, and such measurements may contain errors.

Substantial Dependence Upon Third Parties

         We depend substantially upon third parties for several critical elements of our business. These elements include, among others, telecommunications, technology and infrastructure and distribution offered by the major web portals. Although we believe that there are other third party providers who can provide the same services as those providers we currently use, loss or interruption of service by such providers would have an adverse effect on the business of the Company.

Dependence on Technology and Infrastructure

         We depend substantially upon our computer equipment and its maintenance and technical support to ensure accurate and rapid presentation of content and advertising to our customers. Our failure to effectively maintain such equipment and provide such information could have a material adverse effect on our business, operating results and financial condition. In addition, if we terminate any of our telecom agreements with Sprint, or Sprint fails to renew our agreements upon expiration, we could incur substantial additional costs to develop or license replacement telecom capacity.

Enhancement of the Company's Products

         Our failure to effectively improve our software, websites or other products, or our failure to achieve market acceptance of design modifications, could adversely affect our business, results of operations and financial condition. To remain competitive, we must continue to enhance and improve the responsiveness, functionality, features and content of our main product offerings. If we are unable to develop increasingly complex technologies to improve our products, we may not successfully maintain competitive user response time or implement new features and functions. Furthermore, enhancements of or improvements to our products may contain undetected errors that require significant design modifications. Such errors could result in a loss of customer confidence and user support and a decrease in the value of our products and services.

Technological Change

         Our future success will depend in significant part on our ability to continually improve the performance, features and reliability of our products and content offerings in response to both evolving demands of the marketplace and competitive product offerings. The market for Internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies are expected to introduce new Internet products and services in the near future. We may not be successful in this area.

Management of Potential Growth

         Our inability to effectively manage growth could have a material adverse effect on our business, operating results and financial condition. The process of managing large, potentially high traffic websites such as our products and content offerings is an increasingly important and complex task. To the extent that our technology fails and affects our customers or partners, we may be exposed to "make good" obligations with these customers or partners, which could adversely affect us. We may not be able to effectively manage the expansion of our operations and our systems, procedures or controls may not be adequate to support our operations. Additionally, we may not be able to achieve the rapid execution necessary to fully exploit our market opportunities.

Capacity Constraints and Systems Failures

         Any disruption in Internet access or any failure of our technology to handle higher volumes of user traffic could have a material adverse effect on our business, operating results and financial condition. A key element of our business strategy is to generate high volume usage of our products and content offerings. Accordingly, our technology performance is critical to our reputation. Our technology performance also affects our ability to (1) attract advertisers to our products, and (2) achieve market acceptance of these products and media properties. If we experience a system failure that causes an interruption or an increase in response time of our websites, we may have less traffic to our content destinations. If the interruptions or delays are sustained or repeated, our advertisers may find our content offerings less attractive and our customers may choose to shop elsewhere. An increase in the volume of traffic to our websites could strain our software or hardware capacity, which could lead to slower response time or system failures. In addition, as the number of users increases, our infrastructure may not be able to scale accordingly. We are also dependent upon our own technology and link to the Internet. Furthermore, we are dependent on hardware suppliers for prompt delivery, installation and service of servers and other equipment which we use to deliver our products and services.

         Our operations are dependent in part upon our ability to protect our operating systems against physical damage from fires, floods, earthquakes, power losses, telecommunications failures, break-ins and similar events. We do not presently have redundant, multiple-site capacity in the event of any such occurrence. Despite our implementation of network security measures, our servers are vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering. If we experience any of these events, the users of our websites may encounter interruptions, delays or cessations in service, which could have a material adverse effect on our business, operating results and financial condition.

Integration of Potential Acquisitions

         If we enter into future acquisitions, we may not be successful in overcoming risks or any other problems typically encountered in connection with such acquisitions. During fiscal year 1998 and the first quarter of fiscal year 1999, we have acquired several companies and we have evaluated several potential acquisitions. As part of our business strategy we expect to enter into further business combinations and/or make significant investments in complementary companies, products or technologies. Any such transactions would be accompanied by the risks commonly encountered in such transactions. Such risks include, among other things, (1) the difficulty of assimilating the operations and personnel of the acquired companies, (2) the potential disruption of our ongoing business, (3) the inability of management to maximize our financial and strategic position through the successful incorporation of acquired technology or content and rights into our products and services, (4) the difficulties of integrating personnel of acquired entities, (5) the additional expenses associated with amortization of acquired intangible assets, (6) the maintenance of uniform standards, controls, procedures and policies, (7) the impairment of relationships with employees and customers as a result of any new management integration, and (8) the potential unknown liabilities associated with acquired businesses.

Trademarks and Proprietary Rights

         We are not certain that the steps we have taken to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our copyrights, trademarks, trade dress and similar proprietary rights. In addition, we cannot be certain that other parties will not assert infringement claims against us. We believe our copyrights, trademarks, trade dress, trade secrets and similar intellectual property are critical to our success. We rely upon trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our proprietary rights. We pursue the registration of our trademarks in the United States, and we have applied for the registration of certain of our trademarks.

         We anticipate that we may be subject to legal proceedings and claims in the ordinary course of our business, including claims of alleged infringement by us and our licensees of the trademarks and other intellectual property rights of third parties. We may be forced to use significant financial and managerial resources to defend such claims, even if they are not meritorious. We are not aware of any legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our financial position or results of operations.

Dependence on Key Personnel

         Our performance is substantially dependent on the effectiveness of our senior management and key technical personnel. In particular, our success depends substantially on the continued efforts of our senior management team, which currently is composed of a small number of individuals who only recently joined the Company. We do not carry key person life insurance on any of our senior management personnel. The loss of the services of any of our executive officers or other key employees could detrimentally affect us.

         Our future success also depends on our continuing ability to attract and retain highly qualified technical and managerial personnel. Competition for such personnel is intense and we may not be able to retain them. Furthermore, we may not be able to attract and retain additional highly qualified technical and managerial personnel in the future. Our inability to attract and retain the necessary technical and managerial personnel could have a material and adverse effect upon our business, operating results and financial condition.

Government Regulation and Legal Uncertainties

         Any new legislation or regulation or the application of existing laws and regulations to the Internet could have a material adverse effect on our business, operating results and financial condition. We are not currently subject to direct regulation by any United States government agency, other than regulations applicable to businesses generally. There are currently few laws or regulations directly applicable to access to or commerce on the Internet. Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing and characteristics and quality of products and services. For example, we may be subject to the provisions of the Communications Decency Act (the "CDA"). Although the constitutionality of the CDA, the manner in which the CDA may be interpreted and enforced and the effect of the CDA on our operations cannot be determined, it is possible that the CDA could expose us to substantial liability. A number of other countries also have enacted or may enact laws that regulate Internet content. The adoption of such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our products and media properties. Such laws and regulations also could increase our cost of doing business or otherwise have an adverse effect on our business, operating results and financial condition. Moreover, existing laws governing issues such as property ownership, defamation, obscenity and personal privacy may also be applicable to the Internet, and we may be subject to claims that our services and websites violate such laws.

Liability for Information Services

         Because materials may be downloaded by the online or Internet services operated or facilitated by the Company and may be subsequently distributed to others, we may be subject to a variety of claims. These claims may include defamation, negligence, copyright or trademark infringement, personal injury or other theories based on the nature and content of such downloaded materials. In the past, other online services have been sued for such claims and in some cases have lost. In addition, we could be exposed to liability with respect to the books, videos, content and links that may be accessible through our websites, or through content and materials that may be posted by users on websites. It is also possible that if we provide any information through our websites or services which contains errors, third parties could make claims against us for losses incurred in reliance on such information. Also, to the extent we provide users with information relating to purchases of goods and services, we could face claims relating to injuries or other damages arising from such goods and services. Although we carry general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Our business, operating results and financial condition could be adversely affected by any liability or legal defense expenses that are not covered by insurance or that are in excess of our insurance coverage.

Concentration of Stock Ownership

         Our present directors, executive officers, greater than 5% stockholders and their respective affiliates beneficially own approximately 44% of our outstanding common stock. As a result of their ownership, the directors, executive officers, greater than 5% stockholders and their respective affiliates collectively are able to control or significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control of the Company.

Volatility of Stock Price

         Broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. The trading price of our common stock has been and may continue to be subject to wide fluctuations in response to a number of events and factors. These events and factors include (1) quarterly variations in operating results, (2) technological innovations or new affiliations announcements by us or by our competitors, (3) changes in financial estimates and recommendations by securities analysts, (4) performance of operating and stock price of other companies that investors may deem comparable to the Company, and (5) news reports relating to trends in our markets. In addition, the stock market in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies.

Antitakeover Effect of Certain Charter Provisions

         The rights of the holders of common stock may be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Our Board of Directors has the authority to issue up to 2,500,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Shares Eligible for Future Sale

         If our shareholders sell a substantial number of shares of our common stock in the public market following this registration, or if the public believes that such sales could occur, the market price of our common stock could decline. Upon completion of this registration, in addition to the 3,412,890 shares registered in this prospectus, approximately 6,283,925 shares will be immediately eligible for resale in the public market without restriction under the Securities Act. Approximately 1,401,753 shares of common stock are eligible for sale in the public market, subject to the provisions of Rule 144 under the Securities Act.

         As of December 2, 1998, an aggregate of 2,115,942 shares of common stock were reserved for issuance pursuant to certain warrants. Of the common stock which will be issued on exercise of these warrants, 1,436,942 shares are being registered in this prospectus.

         As of December 2, 1998, 1,052,500 shares of common stock were subject to options outstanding under the Amended and Restated DataMark Holding, Inc. Incentive Plan ("Incentive Plan") at a weighted average exercise price of $4.26 per share. Of these options, 850,000 were exercisable at that date at a weighted average exercise price of $4.44 per share. The remainder of these options become exercisable at various points over the next 2 years. An additional 1,447,500 shares of common stock are reserved for future issuance under the Incentive Plan. We filed a registration statement on Form S-8 registering the shares of common stock reserved for future issuance under the Incentive Plan, thus permitting the resale of such shares in the public market without restriction under the Securities Act, subject to Rule 144.

Year 2000

         Computer systems, software packages, and microprocessor dependent equipment may cease to function properly or generate erroneous data when the year 2000 arrives. The problem affects those systems or products that are programmed to accept a two-digit code in date code fields. To correctly identify the year 2000, a four-digit date code field will be required to be what is commonly termed "year 2000 compliant."

         Although we believe that we are year 2000 compliant, it is possible that we are not. We may realize exposure and risk if the systems for which we are dependent upon to conduct day-to-day operations are not year 2000 compliant. The potential areas of exposure include electronic data exchange systems operated by third parties with whom we transact business, server software which we use to present content and advertising to our customers and partners and computers, software, telephone systems and other equipment used internally. In October 1997, we initiated the review and assessment of all our computerized hardware and internal-use software systems to ensure that such systems will function properly in the year 2000 and beyond. During the last two years, our computerized information systems have been substantially replaced and are believed to be year 2000 compliant. It is possible, however, that our systems are not compliant or that that the software programs which we acquired from third parties and incorporated into our other applications may not be fully year 2000 compliant.

         We have not yet determined a contingency plan in the event that any noncompliant critical systems are not remedied by the year 2000, nor have we formulated a timetable to create such a contingency plan. It is possible that costs associated with year 2000 compliance efforts may exceed our current projections and have a material impact on our financial results or operations. It is also possible that if systems material to our operations have not been made year 2000 compliant, or if third parties fail to make their systems compliant in a timely manner, the year 2000 issue could have a material adverse effect on our business, financial condition and results of operations.

Forward-Looking Statements and Associated Risks

          This prospectus, including all documents incorporated herein by reference, includes certain "forward-looking statements" within the meaning of that term in Section 27A of the Securities Act, as amended (the "Securities Act") and Section 21E of the Exchange Act, including, among others, those statements preceded by, followed by or including the words "believes," "expects," "anticipates" or similar expressions.

         These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Our actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include (i) we have only generated minimal revenue from our Internet businesses, and we have not generated and may not generate the level of purchases, users or advertisers anticipated, and (ii) the costs to market our Internet services. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events contemplated by the forward-looking statements contained in this prospectus will, in fact, occur.

                                 USE OF PROCEEDS

         We are registering the Shares for the benefit of the selling stockholders and the selling stockholders will sell the Shares from time to time under this prospectus. Other than the exercise price the selling stockholders will pay to exercise their warrants, we will not receive any proceeds from the sale of the Shares offered in this prospectus. We will pay the costs of this offering which are estimated to be $40,000. The selling stockholders are not obligated to exercise their warrants, and there can be no assurance that they will choose to exercise all or any of the warrants. We intend to use any proceeds we receive from any warrant exercise to augment our working capital for general corporate purposes.


                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of December 2, 1998, with respect to the selling stockholders. Beneficial ownership after this offering will depend on the number of Shares actually sold by the selling stockholders. To our knowledge, all selling stockholders have sole voting and investment power with respect to their securities, except as otherwise indicated. Except for the purchase of the Shares and except as noted below, none of the selling stockholders has had any position, office or other material relationship with the Company within the past three years.

                                                                         Shares of
                                          Shares of Common Stock         Common Stock   Shares of Common Stock
                                          Beneficially Owned             Being          Owned
Name of Selling Stockholder               Prior To Offering              Registered     After the Offering (2)
---------------------------               -----------------              for Resale     ----------------------
                                                                         ----------

                                               Number  % of Class (1)       Number          Number  % of Class
                                               ------  ---------------      ------          ------  ----------

At Home Network                               220,534        1.4           220,534(3)           0         -
Brown Simpson Strategic Growth Fund,                                                                      -
Ltd.                                          970,000       6.49         1,120,000(4)           0
Brown Simpson Strategic Growth Fund,                                                                      -
L.P.                                          430,000       2.91           480,000(5)           0
America Online, Inc.                        1,592,356      10.45         1,592,356(6)           0         -

 * Represents less than 1% of the total issued and outstanding shares of common stock.
(1) Includes all common stock beneficially owned by the selling stockholder as a percentage of the 14,593,837 shares of common stock outstanding on December 2, 1998, together with all currently exercisable warrants or options for such selling stockholder. Shares of common stock subject to warrants or options are deemed outstanding for computing the percentage ownership of the person holding such rights, but are not deemed outstanding for computing the percentage of any other person.
(2) Assumes that the selling stockholder disposes of all of the Shares covered by this prospectus and does not acquire any additional common stock. Assumes no other exercise of options, warrants or conversion rights, if any.
(3) Includes 200,000 shares of common stock which have not been issued but which are issuable upon exercise of warrants. 100,000 of the warrants will vest only upon the attainment by At Home Network of certain performance criteria.
(4) Includes 410,000 shares of common stock which have not been issued but which are issuable upon exercise of warrants and 150,000 shares which have not yet been issued and which are not currently exercisable.
(5) Includes 90,000 shares of common stock which have not been issued but which are issuable upon exercise of warrants and 50,000 shares which have not yet been issued and which are not currently exercisable.

(6) Includes 636,942 shares of common stock which have not been issued but which are issuable upon exercise of warrants. 318,471 of the warrants will vest only upon attainment by America Online, Inc. of certain performance criteria.


                              PLAN OF DISTRIBUTION

         The selling stockholders may offer and sell the Shares covered by this prospectus from time to time. The selling stockholders will act as principals for their own accounts in selling the Shares.

         The distribution of the Shares by the selling stockholders is not subject to any underwriting agreement. We expect that the selling stockholders will sell the Shares covered by this prospectus through customary brokerage channels, either through (1) broker-dealers acting as principals, who may then resell the Shares through Nasdaq, (2) in private sales, (3) in a combination of such methods of sale, (4) in transactions pursuant to Rule 144 under the Securities Act or (5) in block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. We expect the selling stockholders will sell the Shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling stockholders may pledge all or a portion of the Shares as collateral in loan transactions. Upon default by the selling stockholders, the pledgee in such loan transaction would have the same rights of sale as such selling stockholders under this prospectus. The selling stockholders may also transfer Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling stockholders under this prospectus. Finally, the selling stockholders and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

         From time to time the Selling Stockholders may engage in short sales, short sales against the box, puts and calls and other transactions in securities of the Company or derivatives thereof, and may sell and deliver the Shares in connection therewith or in settlement of securities loans.

         In  effecting  sales,  brokers  and  dealers  engaged  by  the  Selling
Stockholder may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Stockholder, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders.

         Broker-Dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block
transactions   and  sales  to  and  through  other   broker-dealers,   including
transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of the sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such Shares commissions as described above. We will pay all expenses of registration incurred in connection with this offering, but the selling stockholders will pay all brokerage commissions and other similar expenses incurred by the selling stockholders.

         At the time a particular offer of the Shares is made, to the extent required, we will distribute a supplement to this prospectus which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering.

         The selling stockholders may sell the Shares at any price. Sales of the Shares at less than market prices may depress the market price of our common stock. Moreover, generally the selling stockholders are not restricted as to the number of shares which may be sold at any one time, and it is possible that a significant number of Shares could be sold at the same time. However, to the extent the selling stockholders are affiliates of the Company, such selling stockholders are subject to the volume limitations of Rule 144 under the Securities Act.

         The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of the Shares by the selling shareholders and any other such person. Furthermore, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

         To comply with certain states' securities laws, if applicable, the Shares may be sold in any such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the seller meets the applicable state notice and filing requirements.


                                  LEGAL MATTERS

         For purposes of this offering, Snell & Wilmer L.L.P., Salt Lake City, Utah, counsel to the Company, is giving its opinion on the validity of the Shares.


                                     EXPERTS

         The audited financial statements as of June 30, 1998 and 1997 and for each of the three years in the period ended June 30, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report. We refer you to the report on those financial statements, dated September 23, 1998, which includes an explanatory paragraph with respect to the uncertainty regarding the Company's ability to continue as a going concern as discussed in
Note 1 to the financial statements.

We have not authorized any dealer,  salesperson or           3,412,890
other person to give any  information or represent
anything  not  contained in this  prospectus.  You         DIGITAL COURIER
must  not  rely on any  unauthorized  information.        TECHNOLOGIES, INC.
This  prospectus does not offer to sell or buy any
shares in any  jurisdiction  where it is unlawful.           Common Stock
The information in this prospectus is current only        -------------------
as of its date.                                               PROPECTUS
                                                          -------------------








-----------------------------------------------------


                   TABLE OF CONTENTS
                                                 PAGE
ABOUT THIS PROSPECTUS...............................2
WHERE YOU CAN FIND MORE
INFORMATION.........................................2
RISK FACTORS........................................3
THE COMPANY.........................................3
USE OF PROCEEDS....................................12
SELLING STOCKHOLDERS...............................12
PLAN OF DISTRIBUTION...............................13
LEGAL MATTERS......................................14
EXPERTS............................................14


                                                          December 11, 1998

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

         The Company estimates that expenses in connection with the transactions described in this registration statement will be as follows. All expenses incurred with respect to the transactions will be paid by the Company.

                SEC Registration Fee...............................$6,319
                Printing Expenses.....................................500
                Accounting Fees and Expenses........................5,000
                Legal Fees and Expenses............................25,000
                Transfer Agent Fees and Expenses....................1,500

                         Total...................................$ 38,319

Item 15.  Indemnification of Directors and Officers

         The General Corporation Law of the State of Delaware provides for indemnification as set forth in Section 145 thereof. The Company's Bylaws provide for indemnification of the Company's directors, officers and others against all expenses and amounts of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. This indemnification is to the fullest extent permitted by law upon receipt of an undertaking by or on behalf of such person (and the heirs and legal representatives of such person) to repay such advances if it shall ultimately be determined that such person is not entitled to indemnification by the Company.

         Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.  Exhibits and Financial Statement Schedules

         (a)      Exhibits

            Exhibits                            Description

                    4.1 Interactive Marketing Agreement with America Online, Inc., filed with the Form 10-K for the year ended June 30, 1998, incorporated herein by reference
                    4.2 Content License and Distribution Agreement with At Home Corporation, filed with the Form 10-K for the year ended June 30, 1998, incorporated herein by reference
                    4.3 Loan Agreement between the Company and Certain Lenders dated as of October 22, 1998, filed with the Form 8-K dated December 11, 1998, incorporated herein by reference
                    4.4 Securities Purchase Agreement among the Company, Brown Simpson Strategic Growth Fund, Ltd. and Brown Simpson Strategic Growth Fund, L.P. dated as of November 23, 1998, as amended on December 2, 1998, filed with the Form 8-K dated December 11, 1998, incorporated herein by reference
                    5.1  Opinion of Snell & Wilmer L.L.P.
                   23.1  Consent of Arthur Andersen LLP
                   23.2 Consent of Snell & Wilmer L.L.P. (included in opinion filed as Exhibit 5.1)
                   24.1  Power of Attorney (contained on signature page)

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That,  for  purposes  of  determining   any  liability   under  the
Securities  Act,  each  filing of the  registrant's  annual  report  pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (6) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Salt Lake City, Utah on December 10, 1998.

                                     DIGITAL COURIER TECHNOLOGIES, INC.
                                     a Delaware corporation

                                     By:/s/Raymond J. Pittman
                                        ----------------------------------------
                                           Raymond J. Pittman
                                           Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit Number               Exhibit
--------------               -------

            4.1 Interactive Marketing Agreement with America Online, Inc., filed with the Form 10-K for the year ended June 30, 1998, incorporated herein by reference
            4.2 Content License and Distribution Agreement with At Home Corporation, filed with the Form 10-K for the year ended June 30, 1998, incorporated herein by reference
            4.3 Loan Agreement between the Company and Certain Lenders dated as of October 22, 1998, filed with the Form 8-K dated December 11, 1998, incorporated herein by reference
            4.3 Securities Purchase Agreement among the Company, Brown Simpson Strategic Growth Fund, Ltd. And Brown Simpson Strategic Growth Fund, L.P. dated as of November 23, 1998, as amended on December 2, 1998, filed with the Form 8-K dated December 11, 1998, incorporated herein by reference
            5.1              Opinion of Snell & Wilmer LLP
           23.1              Consent of Arthur Andersen LLP
           23.2              Consent of Snell & Wilmer LLP  (included in Exhibit
                             5.1)
            24 Power of Attorney (included on signature page of registration statement)